                  EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT



                                                                                Other Names Under Which
              Subsidiary              Jurisdiction of Incorporation          Such Subsidiary Does Business

GCW Holdings, Inc.                               Delaware                                None

Costura Dominicana, Inc.                         Delaware                                None

GCI IP Sub, Inc.                                 Delaware                                None

Auburn Hosiery Mills, Inc                        Kentucky                                None

GCI Spainco, S.L.                                 Spain                                  None

Sport Socks Co. (Ireland) Ltd.                   Ireland                                 None

Sport Socks Co. (UK) Limited                  United Kingdom                             None

Sport Socks Co. (Belgium) BVBA                   Belgium                                 None

Gerber Childrenswear Canada, Inc.                Delaware                                None

Costura Matamoros S.A. de C.V.                    Mexico                                 None

GCW Mexico S.A. de C.V.                           Mexico                                 None
